UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2014 (September 30, 2014)

American Realty Capital Healthcare Trust II, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
American Realty Capital Healthcare Trust II, Inc. ("ARC HCT II") filed a Current Report on Form 8-K on October 6, 2014 (the “Original Form 8-K”) reporting its acquisition of the fee simple interests in five seniors housing communities and one land parcel located in Florida and Kentucky (the "Allegro Portfolio").
On September 30, 2014, ARC HCT II, through wholly owned subsidiaries of American Realty Capital Healthcare Trust II Operating Partnership, LP, its operating partnership, consummated its acquisition of the fee simple interest in the Allegro Portfolio. The sellers of the properties were The Allegro at Abacoa, L.L.C., The Allegro at Helmwood, L.L.C., The Allegro at Willoughby, L.L.C., The Allegro at East Lake, L.L.C., College Harbor Properties, L.L.C., and Harbor Towers, L.L.C. The sellers have no material relationship with ARC HCT II and the acquisition was not an affiliated transaction. The contract purchase price of the Allegro Portfolio was $172.5 million, exclusive of closing costs. The Allegro Portfolio is comprised of 752,800 rentable square feet. ARC HCT II funded the acquisition of the Allegro Portfolio with proceeds from its initial public offering of common stock. The financial information reflected in this Amended Current Report of Form 8-K/A pertains to all of the properties comprising the Allegro Portfolio.
Businesses are considered related if they are under common control or management, or the acquisitions are dependent on each other or a single common event or condition. Therefore, based on the common management and control, the Allegro Portfolio is considered a single business acquisition for purposes of calculating significance under Rule 3-05 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission ("Regulation S-X").
This Amended Current Report on Form 8-K/A is being filed for the purpose of complying with the provisions of Rule 3-05 of Regulation S-X. As such, this Amended Current Report on Form 8-K/A provides (i) the financial information related to our acquisition of the fee simple interest in the Allegro Portfolio as required by Item 9.01 of Form 8-K and (ii) certain additional information with respect to such acquisitions.
Item 2.01. Completion of Acquisition or Disposition of Assets
The acquisition of the Allegro Portfolio utilizes a structure created under the Real Estate Investment Trust Investment Diversification and Empowerment Act of 2007, as amended, pursuant to which ARC HCT II will receive operating income generated from the operations of the Allegro Portfolio. ARC HCT II has retained an affiliate of the sellers to manage the properties. The property managers will be paid a market rate management fee pursuant to a management contract.
The description of the acquisition of the Allegro Portfolio set forth in the Explanatory Note of this Amended Current Report on Form 8-K/A is incorporated by reference into this Item 2.01 in its entirety
 In evaluating the facilities within the Allegro Portfolio as a potential acquisition and determining the appropriate amount of consideration to be paid, ARC HCT II considered a variety of factors including: location; primary demographic trends within the target markets; credit quality of the residents; occupancy; expenses; utility rates; ad valorem tax rates; maintenance expenses; and the lack of required capital improvements.
 ARC HCT II believes that the properties within the Allegro Portfolio are well located, have acceptable roadway access and are well maintained. Each of the properties in the Allegro Portfolio is subject to competition from similar properties within its respective market area, and the economic performance of facilities in the Allegro Portfolio could be affected by changes in local economic conditions. ARC HCT II did not consider any other factors material or relevant to the decision to acquire the Allegro Portfolio, and after reasonable inquiry, ARC HCT II is not aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 9.01. Financial Statements and Exhibits.

Report of Independent Certified Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital Healthcare Trust II, Inc.

We have audited the accompanying combined financial statements of five properties and a land parcel known as the Allegro Portfolio (the "Company"), which comprise the combined balance sheets as of December 31, 2013 and 2012, and the related combined statements of operations, members’ deficit, and cash flows for the years then ended, and the related notes to the combined financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Allegro Portfolio as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ WeiserMazars LLP

Fort Washington, Pennsylvania
December 16, 2014

THE ALLEGRO PORTFOLIO

COMBINED BALANCE SHEETS
(In thousands)

	June 30, 2014	December 31,
		2013	2012
	(unaudited)
ASSETS
Real estate assets:
Land	$17,242	$17,242	$17,242
Building and improvements	70,408	70,459	69,766
Furniture, fixtures and equipment	13,868	13,523	12,626
Construction in progress	1,721	1,722	1,778
Total real estate assets, at cost	103,239	102,946	101,412
Less: accumulated depreciation	(16,986)	(14,866)	(10,776)
Total real estate assets, net	86,253	88,080	90,636
Cash	4,387	1,856	1,829
Restricted cash	1,703	3,609	3,114
Residents receivable, net	1,324	1,132	1,261
Due from related parties	1,790	1,605	1,409
Prepaid expenses and other assets	649	172	2,361
Deferred financing costs, net	675	387	524
Total assets	$96,781	$96,841	$101,134

LIABILITIES AND MEMBERS' DEFICIT
Mortgage notes payable	$73,874	$66,855	$60,502
Due to related parties	33,505	40,793	50,219
Accounts payable and accrued expenses	2,557	3,095	3,075
Deferred rent and other liabilities	540	673	410
Total liabilities	110,476	111,416	114,206

Members' deficit	(13,695)	(14,575)	(13,072)
Total liabilities and members' deficit	$96,781	$96,841	$101,134

The accompanying notes are an integral part of these combined financial statements.

THE ALLEGRO PORTFOLIO

COMBINED STATEMENTS OF OPERATIONS
(In thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012
	(unaudited)	(unaudited)
Revenues:
Rental income, net	$16,001	$14,305	$29,446	$22,115
Resident services and fee income	2,404	1,987	4,119	4,630
Total revenues	18,405	16,292	33,565	26,745

Expenses:
Property operating and maintenance	12,195	11,643	24,083	20,102
General and administrative	1,471	1,799	3,316	2,803
Depreciation	2,164	2,048	4,171	3,280
Total expenses	15,830	15,490	31,570	26,185
Income from operations	2,575	802	1,995	560

Interest expense, net	(1,695)	(1,680)	(3,498)	(2,774)

Net income (loss)	$880	$(878)	$(1,503)	$(2,214)

The accompanying notes are an integral part of these combined financial statements.

THE ALLEGRO PORTFOLIO

COMBINED STATEMENTS OF MEMBERS' DEFICIT
(In thousands)

Balance, December 31, 2011	$(10,858)
Net loss	(2,214)
Balance, December 31, 2012	(13,072)
Net loss	(1,503)
Balance, December 31, 2013	(14,575)
Net income (unaudited)	880
Balance, June 30, 2014 (unaudited)	$(13,695)

The accompanying notes are an integral part of these combined financial statements.

THE ALLEGRO PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$880	$(878)	$(1,503)	$(2,214)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	2,164	2,048	4,171	3,280
Bad debt expense	73	90	385	180
Amortization of deferred financing costs	122	117	238	213
Changes in assets and liabilities:
Residents receivable	(265)	(58)	(256)	(278)
Prepaid expenses and other assets	(477)	1,804	2,190	(2,149)
Accounts payable and accrued expenses	(538)	(703)	20	(2,173)
Deferred rent and other liabilities	(133)	51	263	(40)
Net cash provided by (used in) operating activities	1,826	2,471	5,508	(3,181)
Cash flows from investing activities:
Capital expenditures	(337)	(598)	(1,616)	(14,578)
Net cash used in investing activities	(337)	(598)	(1,616)	(14,578)
Cash flows from financing activities:
Net (advances made to) borrowings from related parties	(7,473)	(8,093)	(9,622)	4,141
Proceeds from mortgage notes payable	7,844	6,031	7,482	16,518
Payments on mortgage notes payable	(825)	(340)	(1,129)	(538)
Payments of deferred financing costs	(410)	(102)	(101)	(324)
Restricted cash	1,906	(448)	(495)	(558)
Net cash provided by (used in) financing activities	1,042	(2,952)	(3,865)	19,239
Net increase (decrease) in cash	2,531	(1,079)	27	1,480
Cash, beginning of period	1,856	1,829	1,829	349
Cash, end of period	$4,387	$750	$1,856	$1,829

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$1,493	$1,306	$2,967	$2,277

The accompanying notes are an integral part of these combined financial statements.

THE ALLEGRO PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the six months ended June 30, 2014 and 2013 are unaudited)

1.    Organization and Description of Business
The accompanying combined financial statements include the operations of The Allegro at Abacoa, L.L.C., The Allegro at Helmwood, L.L.C., The Allegro at Willoughby, L.L.C., The Allegro at East Lake, L.L.C., College Harbor Properties, L.L.C., and Harbor Towers, L.L.C. (collectively, the "Company"), which as of the dates of the accompanying combined financial statements were the respective owners and operators of the Allegro at Abacoa in Jupiter, FL, the Allegro at Helmwood in Elizabethtown, KY, the Allegro at Willoughby in Stuart, FL, the Allegro at East Lake in Tarpon Springs, FL, College Harbor Properties and Harbor Towers in St. Petersburg, FL (the "Allegro Portfolio"), as of and for the years ended December 31, 2013 and 2012 (audited) and the six months ended June 30, 2014 and 2013 (unaudited). The Allegro Portfolio contains 752,800 rentable square feet and includes 705 units dedicated to assisted and independent living patients and patients requiring memory care services. The facilities within the Allegro Portfolio vary by level of care, services offered and housing size and configuration. The properties included in the accompanying combined financial statements were purchased by American Realty Capital Healthcare Trust II, Inc. ("ARC HCT II") for a purchase price, excluding acquisition costs, of $172.5 million.
As of the dates of the accompanying combined financial statements, the property managers were Love Management Company, Inc. and Allegro Management Company (collectively, the "Property Managers"). The Property Managers are regional operators of senior living facilities.
2. Summary of Significant Accounting Policies
The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").
Principles of Combination
The accompanying combined financial statements include the accounts of the Company. All material intercompany amounts and transactions have been eliminated in combination.
Use of Estimates
The preparation of the combined financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accompanying combined financial information reflects all adjustments which are, in the opinion of management of a normal recurring nature and necessary for the fair presentation of the combined financial position, results of operations and cash flows for the interim periods. Operating results for the six months ended June 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014.
Cash
As of June 30, 2014, the Company had cash deposits of $3.8 million in excess of the amount insured by the FDIC. Although the Company bears risk to amounts in excess of those insured by the FDIC, it does not anticipate any losses as a result.
Restricted cash
Restricted cash primarily consists of replacement reserves, tenant and utility deposits, and escrow deposits for insurance and real estate taxes.
Impairment of Long Lived Assets
When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property to be held and used. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income. There were no impairments recorded for the six months ended June 30, 2014 and 2013 or the years ended December 31, 2013 and 2012.

THE ALLEGRO PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the six months ended June 30, 2014 and 2013 are unaudited)

Real Estate Assets
Real estate assets are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Interest incurred during construction periods is capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of 40 years for buildings, 15 years for building and land improvements and five years for fixtures and equipment.
Residents Receivable
Residents receivable primarily includes amounts due from residents for rent and services provided. The Company records bad debt using the allowance method. An allowance for doubtful accounts is provided by the Company based on historical collection experience and a review of the current status of receivables. At June 30, 2014 and December 31, 2013 and 2012, accounts receivable was net of an allowance amount of approximately $369,000, $419,000 and $372,000, respectively. During the six months ended June 30, 2014 and 2013 and the years ended December 31, 2013 and 2012, the Company recorded approximately $73,000, $90,000, $385,000 and $180,000, respectively, in bad debt expense.
Deferred Financing Costs, Net
Costs incurred in connection with debt financing are recorded as deferred financing costs. Deferred financings costs are amortized over the contractual terms of the respective financings using the straight-line method, which approximates the effective interest method. Costs without future economic benefit are expensed as they are identified.
The Company recorded $122,000 and $117,000 of amortization expense for the six months ended June 30, 2014 and 2013, respectively, and $238,000 and $213,000 for the years ended December 31, 2013 and 2012, respectively, which is included in interest expense in the accompanying combined statements of operations.
Rental Income, Net
Rental income, net of incentives, is recognized as earned. Residents pay a monthly rent that covers occupancy of their unit and basic services including utilities, meals and some housekeeping services. The terms of the rent are short term in nature, primarily month-to-month.
Resident Services and Fee Income
Resident services and fee income includes income from ancillary services that are recorded in the period in which the services are performed.
Marketing costs
The Company expenses advertising costs as they are incurred. Advertising expenses for the six months ended June 30, 2014 and 2013 and the years ended December 31, 2013 and 2012, were $170,000, $220,000, $448,000 and $557,000, respectively.
Management Fees
The Company pays monthly management fees calculated as a percentage of revenues for all properties and an additional fixed monthly fee for certain facilities. The management fee rate and arrangements varied from 5% to 6% of revenues or a fixed amount which varied from $5,000 to $10,000. Management fee expense for the six months ended June 30, 2014 and 2013 and the years ended December 31, 2013 and 2012, were $0.9 million, $0.9 million, $1.8 million and $1.4 million, respectively.
Income Taxes
No provision is made in the accompanying combined financial statements for liabilities for federal, state or local income taxes since such liabilities are the responsibility of the individual members. The tax returns for the properties include the members' shares of the income for tax purposes. The Company's federal and state income tax returns remain open for examination by tax authorities for the years 2011, 2012 and 2013.

THE ALLEGRO PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the six months ended June 30, 2014 and 2013 are unaudited)

3.  Mortgage Notes Payable
 The Company’s mortgage notes payable as of June 30, 2014 and December 31, 2013 and 2012 consist of the following (in thousands):

	Outstanding Mortgage Notes Payable
Encumbered Property	June 30, 2014		December 31, 2013	December 31, 2012	Interest Rate	Payment	Maturity

The Allegro at Abacoa	$19,571		$19,864	$16,518	WSJ Prime Rate(1) plus 1.5%	Interest only first 30 months and then principal and interest payments thereafter	Oct. 2014
The Allegro at Helmwood	3,868		3,917	—	LIBOR(2) plus 3.50%	Principal and interest	April 2018
College Harbor Properties	13,192		13,309	13,329	LIBOR(2) plus 3.50%	Interest only for 12 months and then principal and interest thereafter	Dec. 2015
The Allegro at East Lake	6,743	(4)	6,835	7,016	Reference Bill Index(3) plus 2.91%	Principal and interest	Oct. 2015
The Allegro at Willoughby	—		22,930	23,639	LIBOR(2) plus 3.75%	Interest only for first 24 months and then principal and interest payments thereafter	Mar. 2014
The Allegro at Willoughby	30,500		—	—	LIBOR(2) plus 275 bps	Interest only for first 24 months and then principal and interest payments thereafter	Apr. 2016
	$73,874		$66,855	$60,502
____________________
(1) As of June 30, 2014 and December 31, 2013 and 2012, the Wall Street Journal ("WSJ") prime rate was 3.25%.
(2) The London Interbank Offered Rate, ("LIBOR"), is the average interest rate estimated by leading banks in London that would be charged if they borrowed from other banks. As of June 30, 2014 and December 31, 2013 and 2012, the one-month LIBOR rate was 0.15100%, 0.16825% and 0.21450%, respectively.
(3) As of December 31, 2013 and 2012, the Reference Bill Index rate was 0.0800% and 0.1000%.
(4) As of June 30, 2014 the East Lake mortgage note was using the 1-month LIBOR rate (see Note (2)) for interest calculations because Freddie Mac had discontinued the 1-month Reference Bill Index rate.
Some of the mortgage loans are subject to certain financial covenants, as defined, such as debt service coverage. The Company satisfied all covenants for each period presented.
Upon the sale of the Allegro Portfolio to ARC HCT II in September 2014, all of the mortgages outstanding at June 30, 2014 were paid in full (See Note 7 — Subsequent Events).
4.     Related Party Transactions
From time to time, the Company's corporate entity advanced funds to the Company to meet renovation and operating costs in the early stages of the properties as well as funding on-going short-term cash flow needs. At June 30, 2014 and December 31, 2013 and 2012, payables to related parties were $33.5 million, $40.8 million and $50.2 million, respectively. In addition, at June 30, 2014 and December 31, 2013 and 2012, the Company recorded receivables due from related parties of $1.8 million, $1.6 million and $1.4 million, respectively. The amounts due from related parties represent month-end excess cash from the properties invested in accounts of the corporate entity. The Company also had arrangements with related parties under common ownership to manage its properties in return for management fees. See Note 2 — Summary of Significant Accounting Policies for details of these fees.
All related party payables and receivables were repaid at or prior to ARC HCT II's acquisition of the Allegro Portfolio.

THE ALLEGRO PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the six months ended June 30, 2014 and 2013 are unaudited)

5.     Members' Deficit
The Allegro at Abacoa, LLC, the Allegro at Helmwood, LLC, the Allegro at Willoughby, LLC, the Allegro at East Lake, LLC, College Harbor Properties, LLC, and Harbor Towers, LLC
Pursuant to the operating agreements for such entities, the members were granted full rights to invest in or acquire, finance, refinance, manage, own, hold, sell, exchange or otherwise dispose of the properties, and possess all the powers and privileges necessary to conduct, promote or attain the business of the properties, in exchange for capital contributions that the members deem necessary. In addition, the members are not personally liable for the Company's liabilities.
6.     Contingencies
The Company is the defendant in various lawsuits incurred in the normal course of business.  The outcome of these lawsuits is not anticipated to have a material effect on the combined financial position, results of operations or cash flows of the Company.

7. Subsequent Events
ARC HCT II completed its acquisition of the Allegro Portfolio through wholly owned subsidiaries of its operating partnership on September 30, 2014 for a purchase price, excluding acquisition costs, of $172.5 million, in aggregate. The Company used the sale proceeds to repay outstanding mortgage notes payable of $73.2 million prior to acquisition.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2014
(In thousands)

The following Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital Healthcare Trust II, Inc. ("ARC HCT II”) had acquired the fee simple interests in five seniors housing communities and one land parcel located in Florida (Abacoa, College Harbor Properties, Willoughby, East Lake and Harbor Towers) and Kentucky (Helmwood) (the "Allegro Portfolio") as of June 30, 2014. This Unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with the unaudited pro forma Consolidated Statements of Operations and ARC HCT II's historical financial statements and notes thereto in ARC HCT II's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had ARC HCT II acquired the Allegro Portfolio as of June 30, 2014, nor does it purport to present the future financial position of ARC HCT II.

(In thousands)	Consolidated American Realty Capital Healthcare Trust II, Inc. (1)	The Allegro Portfolio (2)	Pro Forma American Realty Capital Healthcare Trust II, Inc.
Assets
Real estate investments, at cost:
Land	$19,200	$18,272	$37,472
Buildings, fixtures and improvements	146,844	138,541	285,385
Acquired intangible lease assets	20,148	15,732	35,880
Total real estate investments, at cost	186,192	172,545	358,737
Less: accumulated depreciation and amortization	(4,378)	—	(4,378)
Total real estate investments, net	181,814	172,545	354,359
Cash and cash equivalents	964,327	(174,020)	790,307
Restricted cash	1,900	—	1,900
Receivable for sale of common stock	26,342	—	26,342
Prepaid expenses and other assets	14,531	911	15,442
Deferred costs, net	4,702	—	4,702
Total assets	$1,193,616	$(564)	$1,193,052
Liabilities and Stockholders' Equity
Mortgage notes payable	$59,325	$—	$59,325
Mortgage premiums, net	2,970	—	2,970
Below-market lease liabilities, net	352	—	352
Accounts payable and accrued expenses	6,168	2,191	8,359
Deferred rent and other liabilities	466	104	570
Distributions payable	6,498	—	6,498
Total liabilities	75,779	2,295	78,074
Common stock	521	—	521
Additional paid-in capital	1,146,943	—	1,146,943
Accumulated deficit	(29,627)	(2,859)	(32,486)
Total stockholders' equity	1,117,837	(2,859)	1,114,978
Total liabilities and stockholders' equity	$1,193,616	$(564)	$1,193,052

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2014:
(1) Reflects ARC HCT II's historical unaudited Balance Sheet as of June 30, 2014, as previously filed.
(2) Reflects the acquisition of the Allegro Portfolio. The total purchase price, excluding acquisition costs, was $172.5 million, which was funded with proceeds from ARC HCT II's initial public offering.
ARC HCT II allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings and fixtures on an as-if vacant basis. ARC HCT II utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Intangible assets include the estimated value of in-place leases with residents at acquisition date.
In making estimates of fair values for purposes of allocating purchase price, ARC HCT II utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. ARC HCT II also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 AND THE SIX MONTHS ENDED JUNE 30, 2014

The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2013 and 2012, and the six months ended June 30, 2014, are presented as if American Realty Capital Healthcare Trust II, Inc. ("ARC HCT II") acquired the fee simple interests in four seniors housing communities and a land parcel located in Florida (Abacoa, College Harbor Properties, Willoughby, East Lake and Harbor Towers) and one seniors housing community located in Kentucky (Helmwood) (the "Allegro Portfolio") as of the beginning of the first fiscal year presented. These Unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and ARC HCT II's historical financial statements and notes thereto included in ARC HCT II's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had ARC HCT II acquired the properties at the beginning of each period presented, nor does it purport to present the future results of operations of ARC HCT II.
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2013:

(In thousands)	Consolidated American Realty Capital Healthcare Trust II, Inc. (1)	Allegro Portfolio (2)	Pro Forma Adjustments The Allegro Portfolio		Pro Forma American Realty Capital Healthcare Trust II, Inc.
Revenues:
Rental income	$1,551	$29,446	$—		$30,997
Resident services and fee income	266	4,119	—		4,385
Total revenues	1,817	33,565	—		35,382
Operating expenses:
Property operating and maintenance	122	24,083	—		24,205
Acquisition and transaction related	730	—	—		730
General and administrative	109	3,316	—		3,425
Depreciation and amortization	1,077	4,171	16,224	(3)	21,472
Total operating expenses	2,038	31,570	16,224		49,832
Operating income (loss)	(221)	1,995	(16,224)		(14,450)
Other income (expenses):
Interest expense, net	—	(3,498)	3,498	(4)	—
Total other income (expenses)	—	(3,498)	3,498		—
Net loss	$(221)	$(1,503)	$(12,726)		$(14,450)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 AND THE SIX MONTHS ENDED JUNE 30, 2014

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012:

(In thousands)	Consolidated American Realty Capital Healthcare Trust II, Inc. (1)	The Allegro Portfolio (2)	Pro Forma Adjustments The Allegro Portfolio		Pro Forma American Realty Capital Healthcare Trust II, Inc.
Revenues:
Rental income	$—	$22,115	$—		$22,115
Operating expense reimbursements	—	4,630	—		4,630
Total revenues	—	26,745	—		26,745
Operating expenses:
Property operating and maintenance	—	20,102	—		20,102
General and administrative	15	2,803	—		2,818
Depreciation and amortization	—	3,280	17,115	(3)	20,395
Total operating expenses	15	26,185	17,115		43,315
Operating income (loss)	(15)	560	(17,115)		(16,570)
Other income (expenses):
Interest expense, net	—	(2,774)	2,774	(4)	—
Total other income (expenses)	—	(2,774)	2,774		—
Net loss	$(15)	$(2,214)	$(14,341)		$(16,570)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 AND THE SIX MONTHS ENDED JUNE 30, 2014

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2014:

(In thousands)	Consolidated American Realty Capital Healthcare Trust II, Inc. (1)	The Allegro Portfolio (2)	Pro Forma Adjustments The Allegro Portfolio		Pro Forma American Realty Capital Healthcare Trust II, Inc.
Revenues:
Rental income	$3,441	$16,001	$—		$19,442
Resident services and fee income	815	2,404	—		3,219
Total revenues	4,256	18,405	—		22,661
Operating expenses:
Property operating and maintenance	1,029	12,195	—		13,224
Acquisition and transaction related	3,003	—	—		3,003
General and administrative	991	1,471	—		2,462
Depreciation and amortization	3,238	2,164	13,132	(3)	18,534
Total operating expenses	8,261	15,830	13,132		37,223
Operating income (loss)	(4,005)	2,575	(13,132)		(14,562)
Other income (expenses):
Interest expense, net	(745)	(1,695)	1,695	(4)	(745)
Other income	21	—	—		21
Total other income (expenses)	(724)	(1,695)	1,695		(724)
Net income (loss)	$(4,729)	$880	$(11,437)		$(15,286)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2013 and 2012 and the six months ended June 30, 2014:
(1) Reflects ARC HCT II's historical operations for the period indicated as previously filed.
(2) Reflects the operations of the Allegro Portfolio for the period indicated.
(3) Represents the adjustment needed to reflect the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the period presented.  Depreciation is computed using the straight-line method over the estimated lives of 15 years for building and land improvements, 40 years for buildings and five years for fixtures and equipment.  Intangible assets are amortized to expense over the estimated term of the residents in-place at acquisition date of one year.

(4)	Represents the adjustment to eliminate interest expense for unassumed mortgages. The acquisition of the Allegro Portfolio was funded through proceeds raised from ARC HCT II's initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

Date: December 16, 2014	By:	/s/ Edward F. Lange
Edward F. Lange
Chief Financial Officer; Chief Operating Officer and Treasurer